SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2004

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
211 Commerce Street, Suite 800 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Item 12. Results of Operations and Financial Condition

On July 20, 2004, Caremark Rx, Inc. issued the following press release:

[Caremark Rx, Inc. Letterhead]

FOR IMMEDIATE RELEASE

Contacts:

Caremark Rx, Inc.

Investor Relations

John Jennings, 615/743-6653

or

Gavin Anderson & Company

Media Relations

Gerard Carney, 212/515-1941

Caremark Rx, Inc. Announces Increase in Stock Repurchase Program to $750 million

Nashville, TN, July 20, 2004 – Caremark Rx, Inc. (NYSE: CMX) today announced that its Board of Directors has authorized an increase in its stock repurchase program to repurchase up to $750 million of the Company’s common stock in the open market. The repurchases will occur in the open market at times and in amounts, as management deems appropriate. The number of shares repurchased will depend on a variety of factors, including price, regulatory requirements and market conditions.

“Due to the Company’s significant cash flow generation, the Board determined that an increase in the share repurchase program was an appropriate near-term use of excess cash while we continue to integrate the acquisition of AdvancePCS,” said Mac Crawford, Chairman, President and Chief Executive Officer of Caremark. “The Board will continue to evaluate other longer-term strategies for deployment of capital to support Caremark’s growth and to generate shareholder value.”

In July 2002, Caremark announced a program authorized by the Board of Directors to repurchase up to $150 million of the Company’s common stock in the open market. As of July 19, 2004, the Company had repurchased a total of 5.2 million shares, at an approximate cost of $133 million, under the stock repurchase program. Since completing the acquisition of AdvancePCS on March 24, 2004, the Company has repurchased 3.4 million shares at an approximate cost of $105 million.

The Company also today indicated that it is comfortable with the current consensus analyst earnings per share estimate as reported by First Call of $0.30 for the second quarter of 2004. As previously announced, Caremark intends to release its earnings for second quarter 2004 on Thursday, July 29, 2004, at which time full details of the quarter’s activity will be disclosed.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 55,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 23 specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the company and members of its senior management team with respect to the anticipated growth prospects for the company’s business, including earnings per share projections for the second quarter of 2004, activity relating to the stock repurchase program, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Additional information about Caremark Rx is available on the World Wide Web at

www.caremarkrx.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ Howard A. McLure
Howard A. McLure Executive Vice President and Chief Financial Officer

Date: July 20, 2004